EXHIBIT 11.1

UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION


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


                                                         NINE MONTHS ENDED                 THREE MONTHS ENDED
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                   -----------------------------      ----------------------------
                                                      2001              2000              2001           2000
                                                   -----------       -----------      -----------      -----------

INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss)...........................  $  (390,816)      $(1,364,556)     $  (286,802)     $     177

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period................................    2,880,028         2,869,862        2,880,028      2,879,712
     Shares issued in private placement during period       --            11,530               --          1,680

     Repurchase of common shares.................           --            (1,364)              --         (1,364)
                                                   -----------       -----------      -----------      ---------
        Common shares used in basic calculation..    2,880,028         2,880,028        2,880,028      2,880,028
                                                   -----------       -----------      -----------      ---------

     Common stock equivalent of dilutive options.       25,536           170,797           25,536        170,797
                                                   -----------       -----------      -----------      ---------
     Common shares used in fully diluted calculation 2,905,564         3,050,825         2,905,564      3,050,825
 LOSS PER SHARE                                    -----------       -----------         ---------       --------
     Basic.......................................  $     (0.14)      $    (0.47)      $     (0.10)     $      --
                                                   ===========       ==========       ===========      =========
     Fully diluted...............................  $     (0.13)      $    (0.45)      $     (0.10)     $      --
                                                   ===========       ==========       ===========      =========

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